SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is entered into on the effective date of August 31, 2010, by and between Tactical Air Defense Services, Inc., a Nevada corporation (“TADS”) and M&M Aircraft Acquisitions, Inc., a Delaware corporation (“M&M”) (together, the “Parties”).

WHEREAS, TADS and M&M are engaged in litigation in the action styled Tactical Air Defense Services, Inc., et. al v. Mark Daniels, et. al, Palm Beach County Circuit Court, Case No.: 502010CA005988XXXXAN (“the Litigation”);

WHEREAS, the Parties desire to settle all claims, disputes, controversies, and differences between them, including, without limitation, those arising out of and related to the Litigation;

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Transfer of Interest in AeroVision, LLC and Completion of CAD Contract:  The Parties hereby agree to the following terms and obligations with respect to AeroVision, LLC and its contractual option with the Minister of Public Works and Government Services, Canada, acting through Crown Assets Distribution (“CAD”) to purchase certain assets of CAD:

(a)
Upon execution of this Agreement, M&M hereby agrees to transfer and turnover 100% of its interest in AeroVision, LLC, which interest is equal to sixty (60%) of AeroVision, LLC, to a designee (the “Designee”) of TADS, which Designee shall be determined at the sole discretion of TADS, under the following terms:

(i)	The Designee shall pay to M&M $330,000 simultaneous with payment of first funds to CAD for the CAD assets the Designee intends to purchase;

(ii)	The Designee shall pay to M&M an additional $161,000.00 within ten (10) business days of payment of first funds to CAD for the CAD assets the Designee intends to purchase;

(iii)	The Designee shall pay to Daniel McCue $39,000.00 immediately upon the Designee’s successful possession in the United States of America of the CAD assets it intends to purchase;

(iv)
The Designee shall further issue a promissory note memorializing its obligation to pay M&M an additional $600,000 within 30 calendar days of the Designee’s successful possession in the United States of America of the CAD assets the Designee purchases, provided there are no competing claims by third-parties in connection with any monies claimed to have been paid by M&M or in connection with any of the CAD assets.

(b)
Notwithstanding the foregoing provisions, the total funds to be paid to M&M by the Designee shall be verified and documented by M&M to the reasonable satisfaction of TADS and the Designee, such that M&M is determined to have actually paid as follows: (i) $600,000 to Daniel McCue for his entire interest in AeroVision, LLC, (ii) $161,000 to Daniel McCue as partial payment of a consulting agreement between M&M and McCue, and (iii) $330,000 in interest to M&M’s lenders, provided, however, that in no event shall the total payments be more that $1,091,000.

(c)
In addition, immediately upon the Designee’s successful possession in the United States of America of the CAD assets it intends to purchase, the Designee agrees to transfer to M&M, the fully-paid-for title to one such F-5 aircraft including 2 engines, which aircraft and engines shall be determined at the sole discretion of TADS and the Designee, as well as the parts, at no cost to M&M, necessary to bring said aircraft to operating condition, provided however, the responsibility and expenses related to moving and importing said aircraft, engines, and parts, shall be the sole obligation of M&M.

2.
Contingency:  The above provisions of Paragraph 1 of this Agreement notwithstanding, the Parties acknowledge that the terms of this Agreement are contingent upon the agreement of Daniel McCue and Robert Davis to facilitate the closing and purchase of the CAD assets by the Designee. In the event that Daniel McCue and/or Robert Davis fail or refuse to reach such agreement and fail or refuse to facilitate the closing and purchase of the CAD assets by the Designee, the Parties hereby acknowledge and agree that this Agreement and all of the terms and obligations herein shall be null and void and of no binding effect.

3.
Release by M&M: Subject to and without waiver of the obligations set forth herein, M&M and each of its parent, subsidiaries, predecessors, affiliates, successors and assigns, hereby releases and discharges TADS and each of its parent, subsidiaries, predecessors, affiliates, successors, assigns, present and former principals, officers, directors, shareholders, owners, partners, agents, attorneys and employees (collectively the “TADS Releasees”) from any and all claims, damages, demands, actions or causes of action of any kind, whether known or unknown, that were or that could have been asserted by M&M against TADS as of the effective date of this Agreement.

4.
Release by TADS: Subject to and without waiver of the obligations set forth herein, TADS hereby releases and discharges M&M and each of its parent, subsidiaries, predecessors, affiliates, successors and assigns (the “M&M Releasees”) from any and all claims, damages, demands, actions or causes of action of any kind, known or unknown that were or that could have been asserted by TADS against the M&M as of the effective date of this Agreement, provided, however, that the Parties acknowledge and agree that the foregoing release does not encompass or extend to either Mark Daniels, Victor Miller, Marc Shubin, or Daniels Hodges, or in connection with any claims by TADS arising out of or in connection with any defamatory, libelous or slanderous internet or blog postings, communications, or statements.

5.
Dismissal of Litigation; Specific Performance and Enforcement:  Within five (5) business days of the completion of the terms and obligations set forth in Paragraph 1 of this Agreement, TADS and M&M agree to the dismissal, with prejudice, of all of the claims asserted in the Litigation by TADS against M&M and Alex Baranov.  The Parties acknowledge and agree that this Settlement Agreement and Release shall not apply to or release any of the claims asserted by TADS against the other parties to the Litigation.  The Parties further agree and consent to the entry of injunctive relief and specific enforcement in the event of any breach of the terms of the Settlement Agreement and Release, and further acknowledge and agree that the non-breaching party shall suffer irreparable injury and lacks an adequate remedy at law in the event the breaching party’s actions are not immediately enjoined.

6.
Attorney’s Fees and Costs:  The Parties shall bear their own expenses, including specifically any attorney’s fees or costs, incurred in connection with the Litigation and the negotiation and execution of this Agreement and all other agreements and documents necessary to effectuate the Parties’ settlement.

7.
No Admission of Liability:  The Parties acknowledge and agree that this Agreement does not constitute an admission by any of the Parties, express or implied, of any violation of any federal, state, or local statute or regulation, of any liability under common law, or of any other wrongdoing, and that the above consideration is made in the compromise of disputed claims, and that said consideration is not to be construed as an admission of any liability therefore, such liability having been expressly denied.

8.	Applicable Law: This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of Florida.

9.
Parties Affected:  This Agreement shall be binding upon and inure to the benefit of the Parties, their predecessors and successors, and their past and present agents, officers, directors, insurers, shareholders, employees, partners, attorneys, affiliates, representatives, spouses, trustees, heirs, and assigns of the Parties.

10.
Warranties:  Each Party warrants (a) that the person executing this Agreement on behalf each Party hereto has the authority to do so; (b) that no other person or entity has any interest in the claims, demands, obligations or causes of action referred to in this Agreement; and (c) that the matters being released pursuant to this Agreement have not been assigned or otherwise transferred to any other person or entity.

11.
Indemnification:  M&M agrees to indemnify TADS and its Designee from any claims, demands, obligations or causes of action by any third-party in connection with the subject matter of this Agreement or the duties and obligations of the parties to this Agreement.

12.
Acknowledgment of Terms:  The Parties have read and understand the terms of this Agreement, have consulted with their respective counsel, and understand and acknowledge the significance and consequence of each such term.

13.
Representation by Counsel:  The Parties acknowledge and agree that they enter into this Agreement after having received full advice from counsel of their choice with respect to this Agreement and all other matters related thereto.

14.
Execution of Documents:  This Agreement may be executed in counterparts, that is, all signatures need not appear on the same copy.  All such executed copies shall together constitute the complete Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first written above.

Tactical Air Defense Services, Inc.                                                                                     M&M Aircraft Acquisitions, Inc

By:  _________________________________                                                                           By:  _________________________________

Name:                      _______________________________                                                                Name:  ______________________________

Its:  __________________________________                                                                           Its:  _________________________________